Exhibit 4.6

Contract No. 060596-0001-0001	Amendment Number 2

AMENDATORY AGREEMENT

Pinnacle Entertainment, Inc. 401(k) Investment Plan

WHEREAS, Pinnacle Entertainment, Inc. (the “Employer”) maintains the Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) for its employees;

WHEREAS, Pinnacle Entertainment, Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Pinnacle Entertainment, Inc. 401(k) Investment Plan Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Pinnacle Entertainment, Inc. 401(k) Investment Plan Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 4-28-2011.

1. The Adoption Agreement is amended to read:

3-1	ELIGIBLE EMPLOYEES: In addition to the Employees identified in Section 2.02 of the Plan, the following Employees are excluded from participation under the Plan with respect to the contribution source(s) identified in this AA §3-1. (See Sections 2.02(d) and (e) of the Plan for rules regarding the effect on Plan participation if an Employee changes between an eligible and ineligible class of employment.)

Deferral	Match	ER

☐	☐	☐	(a)	No exclusions.

☒	☒	☒	(b)	Collectively Bargained Employees.

☒	☒	☒	(c)	Non-resident aliens who receive no compensation from the Employer which constitutes U.S. source income.

☒	☒	☒	(d)	Leased Employees.

☐	☐	☐	(e)	Employees paid on an hourly basis.

☐	☐	☐	(f)	Employees paid on a salaried basis.

☐	☐	☐	(g)	Commissioned Employees.

☐	☐	☐	(h)	Highly Compensated Employees.

☐	☐	☐	(i)	Non-Key Employees who are Highly Compensated.

☒	☒	☒	(j)	Other: Reclassified Employees - Individuals who are classified by the ER as independent contractors, regardless of whether any court or federal, state or local government or agency finds that a different determination should have been made, Self-Employed Individuals, Employees who perform services for, or whose services are furnished to Four Seasons hotels Limited (or an affiliate thereof) under that certain Hotel Management Agreement dated 10/30/2007 by and between Casino One Corporation and Four Seasons Hotels Limited. Notwithstanding the forgoing, certain Union employees may be included pursuant to a collective bargaining agreement or acquisition agreement that requires inclusion. Notwithstanding the foregoing, or any other provision of the Plan, certain Union employees who are members of the UNITE HERE, Local 74, collective bargaining unit shall be eligible to receive a nonelective contribution equal to the specific amounts set forth in a settlement agreement dated April 28, 2011, as approved by the National Labor Relations Board, and as determined in the sole and absolute discretion of the Employer.

[Note: Unless designated otherwise under subsection (j), any selection(s) in the Deferral column also apply to Roth Deferrals, After-Tax Contributions, and Safe Harbor Contributions; any selection(s) in the Match column also apply to QMACs; and any

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Contract No. 060596-0001-0001	Amendment Number 2

selection(s) in the ER column also apply to QNECs. An exclusion of Employees under (d) - (j) above could cause the Plan to fail the minimum coverage requirements under Code §410(b). If subsection (j) is completed to designate a class of Employees excluded under the Plan, such Employee class must be defined in such a way that it precludes Employer discretion and may not be based on time or service (e.g., part-time Employees) and may not provide for an exclusion designed to cover only Nonhighly Compensated Employees with the lowest amount of compensation and/or the shortest periods of service who may represent the minimum number of Nonhighly Compensated Employees necessary to satisfy the coverage requirements under Code §410(b).]

2. The Adoption Agreement is amended to read:

4-1	ELIGIBILITY REQUIREMENTS – MINIMUM AGE AND SERVICE: An Eligible Employee (as defined in AA §3-1) who satisfies the minimum age and service conditions under this AA §4-1 will be eligible to participate under the Plan as of his/her Entry Date (as defined in AA §4-2 below).

(a)	Service Requirement. An Eligible Employee must complete the following minimum service requirements to participate in the Plan.

Deferral	Match	ER

☐	☐	☐	(1)	There is no minimum service requirement for participation in the Plan.

☐	☐	☐	(2)	One Year of Service (as defined in Section 2.03(a)(1) of the Plan and AA §4-3).

☐	☐	☐	(3)	The completion of [cannot exceed 12] consecutive full calendar months of employment during which the Employee is credited with at least [cannot exceed 1,000] Hours of Service or the completion of a Year of Service (as defined in AA §4-3), if earlier. [If no minimum Hours of Service are required, insert one (1) in the second blank line.]

☐	☐	☐	(4)	The completion of [cannot exceed 1,000] Hours of Service during an Eligibility Computation Period. [If this (4) is chosen, an Employee satisfies the service requirement immediately upon completion of the designated Hours of Service.]

☐	☐	☐	(5)

Full-time Employees are eligible to participate immediately. Employees who are “part-time” Employees must complete a Year of Service (as defined in AA §4-3).

For this purpose, a part-time Employee is any Employee whose normal work schedule is less than:

☐ (i)           hours per week.

☐ (ii)          hours per month.

☐ (iii)         hours per year.

N/A	☐	☐	(6)	Two (2) Years of Service. [Full and immediate vesting must be chosen under AA §8.]

☐	☐	☐	(7)	Under the Elapsed Time method. See AA §4-3(c) below.

☒	☒	☒	(8)	Describe eligibility conditions: Completion of 90 days of employment. Certain members of the UNITE HERE, Local 74, collective bargaining unit shall be eligible to receive a nonelective contribution equal to the specific amounts set forth in a settlement agreement dated April 28, 2011, as approved by the National Labor Relations Board.

				[Note: Any conditions provided under (8) must satisfy the requirements of Code §410(a). A condition provided under (8) may not cause an Employee to enter the Plan later than the first Entry Date following the completion of a Year of Service (as defined in AA §4-3). Also see Section 2.02(b)(4) for rules regarding the exclusion of certain “short-service” Employees.]

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Contract No. 060596-0001-0001	Amendment Number 2

(b)	Minimum Age Requirement. An Eligible Employee (as defined in AA §3-1) must have attained the following age with respect to the contribution source(s) identified in this AA §4-1(b).

Deferral	Match	ER

☒	☒	☒	(1)	There is no minimum age for Plan eligibility.

☐	☐	☐	(2)	Age 21.

☐	☐	☐	(3)	Age 20 1/2.

☐	☐	☐	(4)	Age (not later than age 21).

[Note: Unless designated otherwise under (a)(8) above, in applying the minimum age and service requirements under this AA §4-1, any selection(s) in the Deferral column also apply to Roth Deferrals and After-Tax Contributions; any selection(s) in the Match column also apply to QMACs; and any selection(s) in the ER column also apply to QNECs. Selections made in the Deferral column also apply to Safe Harbor Contributions unless elected otherwise in AA §6C-3.]

3. The Adoption Agreement is amended to read:

4-2	ENTRY DATE: An Eligible Employee (as defined in AA §3-1) who satisfies the minimum age and service requirements in AA §4-1 shall be eligible to participate in the Plan as of his/her Entry Date. For this purpose, the Entry Date is the following date with respect to the contribution source(s) identified under this AA §4-2. [Note: If any of (b) – (g) is completed for a contribution source, also complete one of (h) – (k) for the same contribution source.]

Deferral	Match	ER

☐	☐	☐	(a)	Immediate. The date the minimum age and service requirements are satisfied (or date of hire, if no minimum age and service requirements apply).

☐	☐	☐	(b)	Semi-annual. The first day of the 1st and 7th month of the Plan Year.

☐	☐	☐	(c)	Quarterly. The first day of the 1st, 4th, 7th and 10th month of the Plan Year.

☒	☒	☐	(d)	Monthly. The first day of each calendar month.

☐	☐	☐	(e)	Payroll period. The first day of the payroll period.

☐	☐	☐	(f)	The first day of the Plan Year. [If this (f) is checked, see Section 2.03(b)(2) of the Plan for special rules that apply.]

☐	☐	☒	(g)	Describe: Certain members of the UNITE HERE, Local 74, collective bargaining unit shall be eligible to receive a nonelective contribution equal to the specific amounts set forth in a settlement agreement dated April 28, 2011, as approved by the National Labor Relations Board.

[Note: Any provisions under this subsection (g) must satisfy the requirements of Code §410(a) and may not violate the nondiscrimination requirements of Code §401(a)(4).]

An Eligible Employee’s Entry Date (as defined above) is determined based on when the Employee satisfies the minimum age and service requirements in AA §4-1. For this purpose, an Employee’s Entry Date is the Entry Date:

Deferral	Match	ER

☐	☐	☐	(h)	next following satisfaction of the minimum age and service requirements.

☒	☒	☒	(i)	coinciding with or next following satisfaction of the minimum age and service requirements.

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Contract No. 060596-0001-0001	Amendment Number 2

Deferral	Match	ER

N/A	☐	☐	(j)	nearest the satisfaction of the minimum age and service requirements.

N/A	☐	☐	(k)	preceding the satisfaction of the minimum age and service requirements.

[Note: In applying the Entry Date rules under this AA §4-2, any selection(s) in the Deferral column also apply to Roth Deferrals, After-Tax Contributions, and Safe Harbor Contributions; any selection(s) in the Match column also apply to QMACs; and any selection(s) in the ER column also apply to QNECs.]

4. The Adoption Agreement is amended to read:

4-3	DEFAULT ELIGIBILITY RULES. In applying the minimum age and service requirements under AA §4-1 above, the following default rules apply with respect to all contribution sources under the Plan:

•

Year of Service. An Employee earns a Year of Service for eligibility purposes upon completing 1,000 Hours of Service during an Eligibility Computation Period. Hours of Service are calculated based on actual hours worked during the Eligibility Computation Period. (See Section 1.67 of the Plan for the definition of Hours of Service.)

•

Eligibility Computation Period. If one Year of Service is required for eligibility, the Plan will determine subsequent Eligibility Computation Periods on the basis of Plan Years (see Section 2.03(a)(2)(i) of the Plan). If more than one Year of Service is required for eligibility, the Plan will determine subsequent Eligibility Computation Periods on the basis of Anniversary Years (see Section 2.03(a)(2)(ii) of the Plan).

•	Break in Service Rules. The Nonvested Participant Break in Service rule and the One-Year Break in Service rule do NOT apply. (See Section 2.07 of the Plan.)

To override the default eligibility rules, complete the applicable sections of this AA §4-3. If this AA §4-3 is not completed for a particular contribution source, the default eligibility rules apply.

Deferral	Match	ER

☐	☐	☐	(a)	Year of Service. Instead of 1,000 Hours of Service, an Employee earns a Year of Service upon the completion of [must be less than 1,000] Hours of Service during an Eligibility Computation Period.

☐	☐	☐	(b)	Eligibility Computation Period (ECP). The Plan will use Anniversary Years, unless more than one Year of Service is required under AA §4-1(a), in which case the Plan will shift to Plan Years.

☐	☐	☐	(c)

Elapsed Time method. [Check the same contribution source as checked in AA §4-1(a)(6) above.] Eligibility service will be determined under the Elapsed Time method. An Eligible Employee (as defined in AA §3-1) must complete a     [not to exceed 24 month] period of service to participate in the Plan. (See Section 2.03(a)(5) of the Plan.)

[Note: The period of service may not exceed 12 months for eligibility for Salary Deferrals or After-Tax Contributions. If a period greater than 12 months is entered under this subsection (c) and the Salary Deferral column is checked, the period of service under this subsection (c) will be deemed to be a 12-month period. If a period greater than 12 months applies to Matching Contributions or Employer Contributions, 100% vesting must be selected under AA §8 for those contributions.]

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Contract No. 060596-0001-0001	Amendment Number 2

Deferral	Match	ER

☒	☒	☒	(d)

Equivalency Method. For purposes of determining an Employee’s Hours of Service for eligibility, the Plan will use the Equivalency Method (as defined in Section 2.03(a)(4) of the Plan). The Equivalency Method will apply to:

				☐	(1) All Employees.

				☒	(2) Only Employees for whom the Employer does not maintain hourly records. For Employees for whom the Employer maintains hourly records, eligibility will be determined based on actual hours worked.

If this (d) is checked, Hours of Service for eligibility will be determined under the following Equivalency Method.

				☐	(3) Monthly. 190 Hours of Service for each month worked.

				☐	(4) Daily. 10 Hours of Service for each day worked.

				☒	(5) Weekly. 45 Hours of Service for each week worked.

				☐	(6) Semi-monthly. 95 Hours of Service for each semi-monthly period worked.

N/A	☐	☐	(e)	Nonvested Participant Break in Service rule applies. Service earned prior to a Nonvested Participant Break in Service will be disregarded in applying the eligibility rules. (See Section 2.07(b) of the Plan.)

☐	☐	☐	(f)	One-Year Break in Service rule applies. The One-Year Break in Service rule (as defined in Section 2.07(d) of the Plan) applies to temporarily disregard an Employee’s service earned prior to a one-year Break in Service. (See Section 2.07(d) of the Plan if the One-Year Break in Service rule applies to Salary Deferrals.)

5. The Adoption Agreement is amended to read:

5-2	PLAN COMPENSATION: Plan Compensation is Total Compensation (as defined in AA §5-1 above) with the following exclusions described below.

Deferral	Match	ER

☐	☐	☐	(a)	No exclusions.

N/A	☐	☐	(b)	Elective Deferrals (as defined in Section 1.44 of the Plan), pre-tax contributions to a cafeteria plan or a Code §457 plan, and qualified transportation fringes under Code §132(f)(4) are excluded.

☒	☒	☒	(c)	All fringe benefits, expense reimbursements, deferred compensation, and welfare benefits are excluded.

☐	☐	☐	(d)	Compensation above $ is excluded. (See Section 1.90 of the Plan.)

☒	☒	☒	(e)	Amounts received as a bonus are excluded.

☐	☐	☐	(f)	Amounts received as commissions are excluded.

☐	☐	☐	(g)	Overtime payments are excluded.

☐	☐	☐	(h)	Amounts received for services performed for a non-signatory Related Employer are excluded.

☐	☐	☐	(i)	“Deemed §125 compensation” as defined in Section 1.126 of the Plan.

☐	☐	☐	(j)	Amounts received after termination of employment are excluded (see Section 1.126 of the Plan).

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Contract No. 060596-0001-0001	Amendment Number 2

Deferral	Match	ER

☐	☐	☐	(k)	Describe adjustments to Plan Compensation:

[Note: Any exclusions selected under subsections (e) – (k) (other than subsection (i)) may cause the definition of Plan Compensation to fail to satisfy a safe harbor definition of compensation under Code §414(s). To ensure that the definition of Plan Compensation satisfies Code §414(s) for purposes of determining allocations under the permitted disparity allocation formula under AA §6-3(b) and the Safe Harbor 401(k) provisions under AA §6C, any adjustments under (e) through (k) (other than subsection (i)) will only apply to Highly Compensated Employees for purposes of applying the permitted disparity and Safe Harbor 401(k) provisions. In addition, unless designated otherwise under (k), any selection(s) in the Deferral column also apply to Roth Deferrals, After-Tax Contributions, and Safe Harbor Contributions; any selection(s) in the Match column also apply to QMACs; and any selection(s) in the ER column also apply to QNECs. Any modification under subsection (k) must be definitely determinable and preclude Employer discretion.]

5-3	PERIOD FOR DETERMINING COMPENSATION.

(a)	Compensation Period. Plan Compensation will be determined on the basis of the following period(s) for the contribution sources identified in this AA §5-3. [If (2), (3) or (4) is checked for any contribution source, any reference to the Plan Year as it refers to Plan Compensation for that contribution source will be deemed to be a reference to the period designated below.]

Deferral	Match	ER

☒	☒	☒	(1) The Plan Year.

☐	☐	☐	(2) The calendar year ending in the Plan Year.

☐	☐	☐	(3) The Employer’s fiscal tax year ending in the Plan Year.

☐	☐	☐	(4) The 12-month period ending on which ends during the Plan Year.

(b)	Compensation while a Participant. In determining Plan Compensation, only compensation earned while an individual is a Participant under the Plan with respect to a particular contribution source will be taken into account.

To count compensation for the entire Plan Year for a particular contribution source, including compensation earned while an individual is not a Participant with respect to such contribution source, check below.

Deferral	Match	ER

☐	☐	☐	All compensation earned during the Plan Year will be taken into account, including compensation earned while an individual is not a Participant.

[Note: Unless selected otherwise under AA §5-2(k), any selection(s) under this AA §5-3 in the Deferral column also apply to Roth Deferrals, After-Tax Contributions, and Safe Harbor Contributions; any selection(s) in the Match column also apply to QMACs; and any selection(s) in the ER column also apply to QNECs. If different eligibility conditions apply to Safe Harbor Contributions than apply to Salary Deferrals (as selected under AA §6C-3(b)), compensation while a Participant for purposes of the Safe Harbor Contributions will be determined using the eligibility conditions selected in AA §6C-3(b).]

6. The Adoption Agreement is amended to read:

6-1	EMPLOYER CONTRIBUTIONS. Is the Employer authorized to make Employer Contributions and/or Qualified Nonelective Contributions (QNECs) under the Plan?

☒	Yes

☐	No [If No, skip to Section 6A.]

7. The Adoption Agreement is amended to read:

6-2	EMPLOYER CONTRIBUTION FORMULAS. For the period designated in AA §6-5 below, the Employer will make the following Employer Contributions on behalf of Participants who satisfy the allocation conditions designated in AA §6-6 below. Any Employer Contribution authorized under this AA §6-2 will be allocated in accordance with the allocation formula selected under AA §6-3 or AA §6-4, as applicable.

☒	(a)	Discretionary contribution. The Employer will determine in its sole discretion how much, if any, it will make as an Employer Contribution.

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Contract No. 060596-0001-0001	Amendment Number 2

☐	(b)	Fixed contribution.

		☐ (1)	% of each Participant’s Plan Compensation.

		☐ (2)	$ for each Participant.

☐	(c)	Service-based contribution. The Employer will make:

		☐ (1)	Discretionary. A discretionary contribution determined as a uniform percentage of Plan Compensation or a uniform dollar amount for each period of service designated below.

		☐ (2)	Fixed percentage. % of Plan Compensation paid for each period of service designated below.

		☐ (3)	Fixed dollar. $ for each period of service designated below.

The service-based contribution selected under this (c) will be based on the following periods of service:

		☐ (4)	Each Hour of Service

		☐ (5)	Each week of employment

		☐ (6)	Describe period:

[Note: Any period described in subsection (6) must apply uniformly to all Participants and cannot exceed a 12-month period. If this subsection (c) is checked, also check AA §6-3(f).]

☐	(d)	Prevailing Wage Formula. The Employer will make a contribution for each Participant’s Prevailing Wage Service based on the hourly contribution rate for the Participant’s employment classification. (See Section 3.02(a)(4) of the Plan.) If this subsection (d) is checked, also check AA §6-3(g).

		☐ (1)	Offset of other contributions. The contributions under the Prevailing Wage Formula will offset the following contributions under this Plan:

			☐ (i)	Employer Contributions (other than Safe Harbor Employer Contributions or QNECs).

			☐ (ii)	Safe Harbor Employer Contributions.

			☐ (iii)	Qualified Nonelective Contributions (QNECs)

			☐ (iv)	Matching Contributions (other than Safe Harbor Matching Contributions or QMACs).

			☐ (v)	Safe Harbor Matching Contributions.

			☐ (vi)	Qualified Matching Contributions.

		☐ (2)	Modification of default rules. Section 3.02(a)(4) of the Plan contains default rules for administering the Prevailing Wage Formula. Complete this subsection (2) to modify the default provisions.

			☐ (i)	Application to Highly Compensated Employees. Instead of applying only to Nonhighly Compensated Employees, the Prevailing Wage Formula applies to all eligible Participants, including Highly Compensated Employees.

			☐ (ii)	Minimum age and service conditions. Prevailing Wage contributions are subject to a one Year of Service (as defined in AA§4-3) and age 21 minimum age and service requirement with semi-annual Entry Dates.

			☐ (iii)	Vesting. Instead of 100% immediate vesting, Prevailing Wage contributions will vest under the following vesting schedule (as defined in Section 7.02 of the Plan):

				☐ (A)	Six-year graded vesting schedule

				☐ (B)	Three-year cliff vesting schedule

[Note: Overriding the default provisions under this subsection (2) may restrict the ability of the Employer to take full credit for Prevailing Wage Contributions for purposes of satisfying its obligations under applicable federal, state or municipal prevailing wage laws. See Section 3.02(a)(4) of the Plan.]

☐	(e)	Qualified Nonelective Contribution (QNECs) are authorized as provided under AA §6-4 below.

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Contract No. 060596-0001-0001	Amendment Number 2

8. The Adoption Agreement is amended to read:

6-3	ALLOCATION FORMULA.

☐ (a)	Pro rata allocation. The Employer Contribution under AA §6-2 will be allocated as a uniform percentage of Plan Compensation or as a uniform dollar amount. If a fixed Employer Contribution is selected in AA §6-2(b), the Employer Contribution will be allocated in accordance with the selections made in AA §6-2(b). If both a discretionary and fixed Employer Contribution is selected in AA §6-2, this subsection (a) may be selected for both contribution formulas.

☐ (b)	Permitted disparity allocation. The discretionary Employer Contribution under AA §6-2(a) will be allocated under the two-step permitted disparity formula (as defined in Section 3.02(a)(1)(ii)(A) of the Plan), using the Taxable Wage Base (as defined in Section 1.121 of the Plan) as the Integration Level. However, for any Plan Year in which the Plan is Top Heavy, the four-step permitted disparity formula applies (as defined in Section 3.02(a)(1)(ii)(B) of the Plan).

To modify these default rules, complete the appropriate provision(s) below.

	☐ (1)	Integration Level. Instead of the Taxable Wage Base, the Integration Level is:

		☐ (i)	% of the Taxable Wage Base, increased (but not above the Taxable Wage Base) to the next higher:

			☐ (A) N/A	☐ (B) $1

			☐ (C) $100	☐ (D) $1,000

		☐ (ii)	$ (not to exceed the Taxable Wage Base)

		☐ (iii)	20% of the Taxable Wage Base, reduced by $1

[Note: The maximum integration percentage of 5.7% must be reduced to (i) 5.4% if the Integration Level is based on an amount that is greater than 80% but less than 100% of the Taxable Wage Base or (ii) 4.3% if the Integration Level is based on an amount that is greater than 20% but less than or equal to 80% of the Taxable Wage Base. See Section 3.02(a)(1)(ii) of the Plan.]

	☐ (2)	Four-step permitted disparity formula. Check this (2) if:

		☐ (i)	The four-step permitted disparity formula will always be used.

		☐ (ii)	The four-step permitted disparity formula will never be used, even if the Plan is Top Heavy.

☐ (c)	Uniform points allocation. The discretionary Employer Contribution designated in AA §6-2(a) will be allocated to each Participant in the ratio that each Participant's total points bears to the total points of all Participants. A Participant will receive the following points:

	☐ (1)	point(s) for each year(s) of age (attained as of the end of the Plan Year).

	☐ (2)	points for each $ (not to exceed $200) of Plan Compensation.

	☐ (3)	point(s) for each Year(s) of Service. For this purpose, Years of Service are determined:

		☐ (i)	In the same manner as determined for eligibility.

		☐ (ii)	In the same manner as determined for vesting.

		☐ (iii)	Points will not be provided with respect to Years of Service in excess of .

☒ (d)	New comparability allocation. The Employer may make a separate discretionary Employer Contribution (as authorized under AA §6-2(a) above) to the Participants in the following allocation groups. Any amounts allocated to an allocation group will be allocated as a uniform percentage of Plan Compensation or as a uniform dollar amount to all Participants within that allocation group. The Employer must notify the Trustee in writing of the amount of the contribution to be allocated to each allocation group.

	☒ (1)	A separate discretionary Employer Contribution will be made to each Participant of the Employer (i.e., each Participant is in his/her own allocation group). See Section 3.02(a)(1)(iv) of the Plan for special rules regarding the number of separate allocation rates that may be used for Nonhighly Compensated Employees.

	☐ (2)	A separate discretionary Employer Contribution will be made to the following allocation groups:

		☐ (i)	Group 1:

		☐ (ii)	Group 2:

		☐ (iii)	Group 3:

		☐ (iv)	Group 4:

		☐ (v)	Group 5:

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Contract No. 060596-0001-0001	Amendment Number 2

[Note: The allocation groups designated above must be clearly defined in a manner that will not violate the definite allocation formula requirement of Treas. Reg. §1.401-1(b)(1)(ii). See Section 3.02(a)(1)(iv)(D)(IV) of the Plan for restrictions that apply with respect to “short-service” Employees. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.]

	☐ (3)	Special rules. The following special rules apply to the new comparability allocation formula described in this AA §6-3(d).

		☐ (i)	Family Members. In determining the separate groups under (2) above, Family Members (as defined in Section 1.61 of the Plan) of a Five Percent Owner are always in a separate allocation group.

☐ (ii)

Benefiting Participants who do not receive Minimum Gateway Contribution. In determining the separate groups under (2) above, Benefiting Participants who do not receive a Minimum Gateway Contribution are always in a separate allocation group. (See Section 3.02(a)(1)(iv)(D)(III) of the Plan.)

☐ (e)

Age-based allocation. The discretionary Employer Contribution designated in AA §6-2(a) will be allocated under the age-based allocation formula so that each Participant receives a pro rata allocation based on adjusted Plan Compensation. For this purpose, a Participant’s adjusted Plan Compensation is determined by multiplying the Participant’s Plan Compensation by an Actuarial Factor (as described in Section 1.04 of the Plan).

A Participant’s Actuarial Factor is determined based on a specified interest rate and mortality table. Unless designated otherwise under (1) or (2) below, the Plan will use a designated interest rate of 8.5% and a UP-1984 mortality table.

	☐ (1)	Applicable interest rate. Instead of 8.5%, the Plan will use an interest rate of % (must be between 7.5% and 8.5%) in determining a Participant’s Actuarial Factor.

	☐ (2)	Applicable mortality table. Instead of the UP-1984 mortality table, the Plan will use the following mortality table in determining a Participant’s Actuarial Factor:

[Note: See Exhibit A of the Plan for sample Actuarial Factors based on an 8.5% applicable interest rate and the UP-1984 mortality table. If an interest rate or mortality table other than 8.5% or UP-1984 is selected, appropriate Actuarial Factors must be calculated. Any alternative interest or mortality factors must meet the requirements for standard interest and mortality assumptions as defined in Treas. Reg. §1.401(a)-12.]

☐ (f)	Service-based allocation formula. The service-based Employer Contribution selected in AA §6-2(c) will be allocated in accordance with the selections made in AA §6-2(c).

☐ (g)

Prevailing Wage allocation formula. The Prevailing Wage Employer Contribution selected in AA §6-2(d) will be allocated in accordance with the selections made in AA §6-2(d). The Employer may attach an Addendum to the Adoption Agreement setting forth the hourly contribution rate for the employment classifications eligible for Prevailing Wage contributions.

9. The Adoption Agreement is amended to read:

6-4	QUALIFIED NONELECTIVE CONTRIBUTIONS (QNECs). For any Plan Year, the Employer may make a discretionary QNEC to the Plan. Such QNEC will be allocated as a uniform percentage of Plan Compensation to all Nonhighly Compensated Participants, without regard to the allocation conditions selected in AA §6-6 below.

To modify these default allocation provisions, complete the applicable provision under this AA §6-4.

☐ (a)	All Participants. Any QNEC made pursuant to this AA §6-4 will be allocated to all Participants, including Highly Compensated Participants.

☐ (b)	Targeted QNECs. The QNEC will be allocated to Nonhighly Compensated Employees in accordance with the Targeted QNEC allocation formula under Section 3.02(a)(5)(ii)(B) of the Plan. For this purpose, a Targeted QNEC may be allocated as a percentage of Plan Compensation or as a uniform dollar amount. (See Section 3.02(a)(5)(ii)(B)(IV) of the Plan for special rule applicable to Plan Years beginning before January 1, 2006.)

☐ (c)	Allocation conditions. Any QNEC made pursuant to this AA §6-4 will be allocated only to Participants who have satisfied the allocation conditions under AA §6-6 below.

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Contract No. 060596-0001-0001	Amendment Number 2

10. The Adoption Agreement is amended to read:

6-5	SPECIAL RULES. No special rules apply with respect to Employer Contributions under the Plan, except to the extent designated under this AA §6-5. In determining the amount of the Employer Contributions to be allocated under this AA §6, the Employer Contribution will be based on Plan Compensation earned during the Plan Year.

☒ (a)	Period for determining Employer Contributions. Alternatively, the Employer may elect to base the Employer Contributions on Plan Compensation earned during the following period: [This (a) may not be checked if the permitted disparity allocation method is selected under AA §6-3(b) above.]

	☐ (1) Plan Year quarter.	☐	(2)	calendar month.

	☐ (3) payroll period.	☒	(4)	other: Certain members of the UNITE HERE,

Local 74, collective bargaining unit shall be eligible to receive a nonelective contribution equal to the specific amounts set forth in a settlement agreement dated April 28, 2011, as approved by the National Labor Relations Board.

[Note: Although Employer Contributions are determined on the basis of Plan Compensation earned during the period designated under this subsection (a), this does not require the Employer to actually make contributions or allocate contributions on the basis of such period. Employer Contributions may be contributed and allocated to Participants at any time within the contribution period permitted under Treas. Reg. §1.415-6, regardless of the period selected under this subsection (a). Any alternative period designated under subsection (4) may not exceed a 12-month period and will apply uniformly to all Participants.]

☐ (b)	Top Heavy contribution. If this (b) is checked, any Top Heavy minimum contribution required under Section 4 of the Plan will be allocated to all Participants, including Key Employees.

☐ (c)	Net Profits. If this (c) is checked, the Employer Contributions designated under AA §6-2 above will be limited to the Net Profits of the Employer. (This limit will not apply to any contributions made under the Prevailing Wage Formula under AA §6-2(d).)

	☐ (1)	Default definition of Net Profits. For purposes of this subsection (c), Net Profits is defined in accordance with Section 1.77 of the Plan.

☐ (2)

Modified definition of Net Profits. For purposes of this subsection (c), Net Profits is defined as follows:

[Note: Any definition of Net Profits under this subsection (2) must be described in a manner that precludes Employer discretion, must satisfy the nondiscrimination requirements of Code §401(a)(4) and the regulations thereunder, and must apply uniformly to all Participants.]

☐ (d)	Offset of Employer Contribution. A Participant’s allocation of Employer Contributions under AA §6-2 of this Plan is reduced by contributions under [insert name of plan(s)]. (See Section 3.02(d)(2) of the Plan.)

[Note: If this (d) is checked, attach an Addendum to this Adoption Agreement describing how such offset will be applied.]

11. The Adoption Agreement is amended to read:

6-6	ALLOCATION CONDITIONS. A Participant who has otherwise satisfied all conditions to receive an Employer Contribution, must satisfy any allocation conditions designated under this AA §6-6 to receive an allocation of Employer Contributions under the Plan. [Note: The allocation conditions under this AA §6-6 do not apply to Prevailing Wage Contributions under AA §6-2(d), Safe Harbor Employer Contributions under AA §6C, or QNECs under AA §6-4, unless provided otherwise under those specific sections. See AA §4-5 for treatment of service with Predecessor Employers for purposes of applying the allocation conditions under this AA §6-6.]

☒ (a)	No allocation conditions apply with respect to Employer Contributions under the Plan.

☐ (b)	Safe harbor allocation condition. An Employee must be employed by the Employer on the last day of the Plan Year OR must complete more than:

	☐ (1)	(not to exceed 500) Hours of Service during the Plan Year.

	☐ (2)	(not more than 91) consecutive days of employment with the Employer during the Plan Year.

☐ (c)	Employment condition. An Employee must be employed with the Employer on the last day of the Plan Year.

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Contract No. 060596-0001-0001	Amendment Number 2

☐ (d)	Minimum service condition. An Employee must be credited with at least:

	☐ (1)	Hours of Service (not to exceed 1,000) during the Plan Year.

	☐ (2)	(not more than 182) consecutive days of employment with the Employer during the Plan Year.

☐ (e)	Application to a specified period. The allocation conditions selected under this AA §6-6 apply on the basis of the Plan Year. If the Employer will base its Employer Contributions on a periodic basis (as designated in AA §6-5(a)), this (e) may be checked to allow the allocation conditions under this AA §6-6 to be applied with respect to such period. (See Section 3.09(a) of the Plan.)

☐ (f)	Exceptions.

	☐ (1)	The above allocation condition(s) will not apply if the Employee:

		☐ (i)	dies during the Plan Year.

		☐ (ii)	terminates employment due to becoming Disabled.

		☐ (iii)	terminates employment after attainment of Normal Retirement Age in the current Plan Year or any prior Plan Year.

		☐ (iv)	terminates employment after attainment of Early Retirement Age in the current Plan Year or any prior Plan Year.

	☐ (2)	The exceptions selected under (f)(1) do not apply to:

		☐ (i)	the employment condition under subsection (c) above.

		☐ (ii)	the minimum service condition under subsection (d) above.

12. The Adoption Agreement is amended to read:

8-2	NORMAL VESTING SCHEDULE. The normal vesting schedule under the Plan is as follows for both Employer Contributions and Matching Contributions, to the extent authorized under AA §6 and AA §6B. See Section 7.02(a) of the Plan for a description of the various vesting schedules under this AA §8-2. [Note: Any Prevailing Wage Contributions under AA §6-2(d), Safe Harbor Employer Contributions or Safe Harbor Matching Contributions under AA §6C and any QNECs or QMACs under AA §6-4 or AA §6B-4 are always 100% vested (unless provided otherwise under AA §6-2(d) with respect to Prevailing Wage Contributions).]

☒	(a)	Employer Contributions (see AA §6)		☒	(b)	Matching Contributions (see AA §6B)

		☒(1)	Full and immediate vesting			☐(1)	Full and immediate vesting.

		☐(2)	Three-year cliff vesting schedule			☐(2)	Three-year cliff vesting schedule

		☐(3)	Five-year cliff vesting schedule			☐(3)	Six-year graded vesting schedule

		☐(4)	Six-year graded vesting schedule			☒(4)	Modified vesting schedule

		☐(5)	Seven-year graded vesting schedule				20% after 1 Year of Service

		☐(6)	Modified vesting schedule				40% after 2 Years of Service

			% after 1 Year of Service				60% after 3 Years of Service

			% after 2 Years of Service				80% after 4 Years of Service

			% after 3 Years of Service				100% after 5 Years of Service

			% after 4 Years of Service				100% after 6 Years of Service

% after 5 Years of Service

% after 6 Years of Service

100% after 7 Years of Service

[Note: If a modified vesting schedule is selected for Employer Contributions, the vested percentage for every Year of Service must satisfy the vesting requirements under the 7-year graded vesting schedule, unless 100% vesting occurs after no more than 5 Years of Service. If a modified vesting schedule is selected for Matching Contributions, the vested percentage for every Year of Service must satisfy the vesting requirements under the 6-year graded vesting schedule, unless 100% vesting occurs after no more than 3 Years of Service.]

(c)	Application of pre-2002 vesting schedule. Unless designated otherwise under this (c), the vesting schedule elected under subsection (b) applies to all Matching Contributions, including any Matching Contributions made for Plan Years beginning prior to January 1, 2002. (See Section 7.02(a) for special rules that apply for Employees who do not complete an Hour of Service on or after January 1, 2002.)

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Contract No. 060596-0001-0001	Amendment Number 2

☐	Check this subsection (c) to apply the vesting schedule designated in subsection (b) above only to Matching Contributions made for Plan Years beginning on or after January 1, 2002. For Matching Contributions made for Plan Years beginning before January 1, 2002, the vesting schedule under the Plan as in effect for such prior Plan Years applies. (The vesting schedule that applies for pre-2002 Plan Years may be set forth in AA §A-10.)

13. The Adoption Agreement is amended to read:

8-3	TOP HEAVY VESTING SCHEDULE. For any Plan Year the Plan is Top Heavy (and for all subsequent Plan Years), the Top Heavy vesting schedule selected in this AA §8-3 applies, unless provided otherwise under AA §8-6.

☒	(a)	Employer Contributions (see AA §6)		☒	(b)	Matching Contributions (see AA §6B)

		☒(1)	Full and immediate vesting			☐(1)	Full and immediate vesting.

		☐(2)	Three-year cliff vesting schedule			☐(2)	Three-year cliff vesting schedule

		☐(3)	Six-year graded vesting schedule			☐(3)	Six-year graded vesting schedule

		☐(4)	Modified vesting schedule			☒(4)	Modified vesting schedule

			% after 1 Year of Service				20% after 1 Year of Service

			% after 2 Years of Service				40% after 2 Years of Service

			% after 3 Years of Service				60% after 3 Years of Service

			% after 4 Years of Service				80% after 4 Years of Service

			% after 5 Years of Service				100% after 5 Years of Service

			100% after 6 Years of Service				100% after 6 Years of Service

[Note: If a modified vesting schedule is selected, the vested percentage for every Year of Service must satisfy the vesting requirements under the 6-year graded vesting schedule, unless 100% vesting occurs after no more than 3 Years of Service.]

14. The Adoption Agreement is amended to read:

8-7	DEFAULT VESTING RULES. In applying the vesting requirements under this AA §8, the following default rules apply.

•

Year of Service. An Employee earns a Year of Service for vesting purposes upon completing 1,000 Hours of Service during a Vesting Computation Period. Hours of Service are calculated based on actual hours worked during the Vesting Computation Period. (See Section 1.67 of the Plan for the definition of Hours of Service.)

•	Vesting Computation Period. The Vesting Computation Period is the Plan Year.

•	Break in Service Rules. The Nonvested Participant Break in Service rule and One-Year Break in Service rules do NOT apply. (See Section 7.07 of the Plan.)

To override the default vesting rules, complete the applicable sections of this AA §8-7. If this AA §8-7 is not completed, the default vesting rules apply.

ER	Match

☐	☐	(a)	Year of Service. Instead of 1,000 Hours of Service, an Employee earns a Year of Service upon the completion of [must be less than 1,000] Hours of Service during a Vesting Computation Period.

☐	☐	(b)	Vesting Computation Period (VCP). Instead of the Plan Year, the Vesting Computation Period is:

☐(1) The 12-month period beginning with the anniversary of the Employee’s date of hire.

☐(2) Describe:

[Note: Any Vesting Computation Period described in (2) must be a 12-consecutive month period and must apply uniformly to all Participants.]

☐	☐	(c)	Elapsed Time Method. Vesting service will be determined under the Elapsed Time Method. (See Section 7.03(b) of the Plan.)

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Contract No. 060596-0001-0001	Amendment Number 2

ER	Match

☒	☒	(d)

Equivalency Method. For purposes of determining an Employee’s Hours of Service for vesting, the Plan will use the Equivalency Method (as defined in Section 7.03(a)(2) of the Plan). The Equivalency Method will apply to:

			☐ (1)	All Employees.

			☒ (2)	Only to Employees for whom the Employer does not maintain hourly records. For Employees for whom the Employer maintains hourly records, vesting will be determined based on actual hours worked.

If this (d) is checked, Hours of Service for vesting will be determined under the following Equivalency Method.

			☐ (3)	Monthly. 190 Hours of Service for each month worked.

			☐ (4)	Daily. 10 Hours of Service for each day worked.

			☒ (5)	Weekly. 45 Hours of Service for each week worked.

			☐ (6)	Semi-monthly. 95 Hours of Service for each semi-monthly period.

☐	☐	(e)	Nonvested Participant Break in Service rule applies. Service earned prior to a Nonvested Participant Break in Service will be disregarded in applying the vesting rules. (See Section 7.07(c) of the Plan).

☐	☐	(f)	One-Year Break in Service rule applies. The One-Year Break in Service rule (as defined in Section 7.07(b) of the Plan) applies to temporarily disregard an Employee’s service earned prior to a one-year Break in Service.

15. The Adoption Agreement is amended to read:

8-8	ALLOCATION OF FORFEITURES. Any forfeitures occurring during a Plan Year will be:

ER	Match

☐	☐	(a)	Reallocated as additional Employer Contributions or as additional Matching Contributions.

☒	☒	(b)	Used to reduce Employer and/or Matching Contributions.

For purposes of this AA §8-8, forfeitures will be applied:

☒	☒	(c)	for the Plan Year in which the forfeiture occurs.

☐	☐	(d)	for the Plan Year following the Plan Year in which the forfeitures occur.

Prior to applying forfeitures under this AA §8-8:

☒	☒	(e)	Forfeitures will be used to pay Plan expenses.

☐	☐	(f)	Forfeitures will not be used to pay Plan expenses.

16. The Adoption Agreement is amended to read:

10-1	AVAILABILITY OF IN-SERVICE DISTRIBUTIONS. A Participant may withdraw all or any portion of his/her vested Account Balance, to the extent designated, upon the occurrence of the event(s) selected under this AA §10-1.

Deferral	Match	ER

☐	☐	☐	(a)	No in-service distributions are permitted.

☒	☒	☒	(b)	Attainment of age 59 1/2. [If age is earlier than 59 1/2, such age is deemed to be age 59 1/2 for Salary Deferrals (if this selection is checked under that column).]

☒	☐	☒	(c)	A Hardship (that satisfies the safe harbor rules under Section 8.10(d)(1) of the Plan). [Note: Not applicable to QNECs, QMACs, or Safe Harbor Contributions.]

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Contract No. 060596-0001-0001	Amendment Number 2

Deferral	Match	ER

N/A	☐	☐	(d)	A non-safe harbor Hardship described in Section 8.10(d)(2) of the Plan.

☐	☐	☐	(e)	Attainment of Normal Retirement Age.

☐	☐	☐	(f)	Attainment of Early Retirement Age.

N/A	☐	☐	(g)	The Participant has participated in the Plan for at least (cannot be less than 60) months.

N/A	☐	☐	(h)	The amounts being withdrawn have been held in the Trust for at least two years.

☐	☐	☐	(i)	Upon a Participant becoming Disabled (as defined in AA §9-4(b)).

☒	☒	☒	(j)	Describe: Hardship distributions are not allowed from vested balances invested in Company Stock.

[Note: Any selection(s) in the Deferral column also apply to Roth Deferrals, Safe Harbor Contributions, QMACs and QNECs. Any distribution event described in subsection (j) must apply uniformly to all Participants and may not discriminate in favor of Highly Compensated Employees. If Normal Retirement Age or Early Retirement Age is earlier than age 59 1/2, such age is deemed to be age 59 1/2 for purposes of determining eligibility to distribute Salary Deferrals (if subsection (e) or (f) is checked under the Deferral column).]

17. The Adoption Agreement is amended to read:

11-1	VALUATION DATES. The Plan is valued annually, as of the last day of the Plan Year. In addition, the Plan will be valued on the following dates:

Deferral	Match	ER

☒	☒	☒	(a)	Daily. The Plan is valued at the end of each business day during which the New York Stock Exchange is open.

☐	☐	☐	(b)	Monthly. The Plan is valued at the end of each month of the Plan Year.

☐	☐	☐	(c)	Quarterly. The Plan is valued at the end of each Plan Year quarter.

☐	☐	☐	(d)	Describe:

[Note: The Employer may elect operationally to perform interim valuations, provided such valuations do not result in discrimination in favor of Highly Compensated Employees.]

RESOLVED FURTHER, that the above amendment to the Pinnacle Entertainment, Inc. 401(k) Investment Plan Adoption Agreement is effective as of 4-28-2011.

IN WITNESS WHEREOF, Pinnacle Entertainment, Inc. signs this agreement in its capacity as Plan Sponsor on behalf of the Pinnacle Entertainment, Inc. 401(k) Investment Plan on this 20th day of July, 2011.

By:	Daniel P. Boudreaux

Title:	Sr. VP & CAO

Signature:	/s/ Daniel P. Boudreaux

© Copyright 2009	Massachusetts Mutual Life Insurance Company	4-28-2011

Contract No. 060596-0001-0001	Amendment Number 2

EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed to effect:

☐ (a)	The adoption of a new plan, effective	[insert Effective Date of Plan].

☒ (b)	The restatement of an existing plan, effective 11-1-2010	[insert Effective Date of Plan].

	(1)	Name of Plan(s) being restated: Pinnacle Entertainment, Inc. 401(k) Investment Plan .

	(2)	The original effective date of the plan(s) being restated: 4-1-1990

☒ (c)	An amendment of the Plan. If this Plan is being amended, the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

	(1)	Identify the Adoption Agreement section(s) being amended: Adding Employer Nonelective Contribution pursuant to a settlement agreement dated April 28, 2011, as approved by the National Labor Relations Board.

	(2)	Effective Date(s) of such changes: 4-28-2011

☐ (d)	To identify a Successor Employer. Check this selection if a successor to the signatory Employer is continuing this Plan as a Successor Employer. Complete this Employer Signature Page and substitute a new page 1 under this Adoption Agreement to identify the Successor Employer. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

	(1)	Effective Date of the amendment is:

PROTOTYPE SPONSOR INFORMATION. The Prototype Sponsor will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Prototype Sponsor of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Prototype Sponsor (or authorized representative) at the following location:

Name of Prototype Sponsor: Massachusetts Mutual Life Insurance Company

Address: 1295 State Street Springfield, MA 01111-0001

Telephone number: (800) 309-3539

IMPORTANT INFORMATION ABOUT THIS PROTOTYPE PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the IRS to the Prototype Sponsor as evidence that the Plan is qualified under Code §401, to the extent provided in Rev. Proc. 2005-16. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable IRS Letter issued with respect to the Plan and in Rev. Proc. 2005-16. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the IRS for a determination letter. See Section 1.62 of the Plan.

By signing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. The Employer understands that the Prototype Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer’s needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Pinnacle Entertainment, Inc.
(Name of Employer)

Daniel P. Boudreaux	Sr. VP & CAO
(Name of authorized representative)	(Title)

/s/ Daniel P. Boudreaux	7/20/11
(Signature)	(Date)

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